Assignment and Assumption Agreement

THIS AGREEMENT (the "Agreement") is made as of the Effective Date below by and between the undersigned assignor ("Assignor" or the "Company") and the undersigned assignee ("Assignee," and together with Assignor, the "Parties," and each, a "Party") and is joined in by the subject trading company, on the signature page hereof, for the express purpose stated.

WITNESETH:

WHEREAS, the Assignor holds debt in the aggregate principal amount stated on the signature page (the "Debt") in the trading company identified below, which Debt arose more than three (3)months ago and:

WHEREAS, the Assignor wishes to assign and transfer its rights in the Debt to the Assignee and the Assignee wishes to accept such assignment, all subject to the terms and conditions herein;

NOW, THERFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the Parties and trading company agree as follows:

1. Nature of Debt. The Assignor represents that the Assignor is not and has not been, an officer, Director or 10% or more shareholder of the trading company and in acting as a non-affiliate is not restricted from assigning this Debt and also the Debt is a non-contingent liquidated obligation owed to it that was created and became valid in excess of six months prior to this date and that there are no obligations or liabilities of any kind remaining due from the Assignor that would be a condition to the validity or collection of the Debt and that the Assignee by purchasing such Debt does not become obligated to perform any of the past agreements, if any, of any nature, owed by the Assignor to the trading company. Further, as part of the assignment of the Debt, the Assignee acquires all contemplated conversion rights into common stock of the trading company, of the Assignor, and the beneficial ownership and right to same relating back. Assignor also represents that from the time the Debt was created, regardless of how it was documented at that time or subsequently, the Assignor, with the cooperation of the trading company, could have obtained a consolidation of the Debt into a promissory note, debenture or similar instrument. Also, the Assignor confirms that it was the understanding with the Company, that the Debt could be converted into shares of common stock in the Company to settle the Debt, over 3 months past.

2. Assignment of Debt. Subject to the terms and conditions set forth herein, Assignor hereby assigns, sells, grants, conveys and transfers to Assignee, and Assignee hereby accepts, purchases and acquires from Assignor, all of Assignor's right, title and interest in and to the Debt, confirmation of which is attached hereto as Attachment A, including all rights. As consideration for such Assignment, Assignee shall pay Assignor the amount on the signature page hereof being the "Assignment Payment." As part of the Debt assignment, Assignor shall transfer all related supportive documents to the Assignee and all UCC and other financing rights, but in no event is the Assignee required to investigate or verify the Debt or supportive documents since it is a commercial representation by the Assignor that the Debt is real and support is true and complete.

3. Assignor Bound. Assignor hereby accepts the foregoing assignment and transfer and promises to be bound by and upon all the covenants, agreements, terms and conditions set forth therein.

4. Successors and Assigns; Assignments. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns; provided that no Party, except Assignee, shall assign or transfer all or any portion of this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld or delayed, and any such attempted assignment shall be null and void and of no force or effect.

5. Assigning Party's Representations and Warranties. Assignor warrants and represents that it/he/she has good title to said Debt, free and clear of any lien, security interest, charge or encumbrance [except as disclosed on Schedule 1], full authority to sell and transfer same, that any shareholder or Board of Director approval of the Assignor has been obtained and that said Debt is being sold free and clear of all liens, encumbrances, liabilities and adverse claims, of every nature and description. Assignor further warrants that it shall fully defend, protect, indemnify and save harmless the Assignee and its lawful successors and assigns from any and all adverse claim. that may be made by any party against said Debt. Assignor represents and understands that it assigns any and all Debentures and similar instruments and conversion rights that would be from the trading company to the Assignor to the Assignee to use and hold as it determines. Assignor further represents and warrants that it has taken all necessary corporate action to authorize the execution of this Agreement by its representative whose signature is set forth at the end hereof. Assignor represents and warrants that it has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder. Assignor further represents that when executed and delivered by it, this Agreement will constitute the legal, valid and binding obligations of Assignor, enforceable against it in accordance with its terms and not subject to defenses.

6. Waiver. Any Party hereto shall have the right to waive compliance by the other of any term, condition or covenant contained herein. Such waiver shall not constitute a waiver of any subsequent failure to comply with the same or any different term, condition or covenant. No waive, however, is valid unless in writing and the other Party is notified of same, except if the waiver is from the assignee and relates to any dealing between the trading company and the Assignee in which case notice to the Assignor is not relevant.

7. Governing Law and Venue. The laws of the State of Florida without reference to its conflict of laws principles, shall govern this Agreement and the sole venue for any suit relating hereto shall be a court in Florida.

8. Further Representations. The Assignee and Assignor represent they are both: (1) an "accredited investors" within the meaning of Rule 501 of Regulation D promulgated in relation to the Securities Act of 1933, as amended (the "Securities Act"), and (2) sophisticated and experienced in making investments, and (3) capable, by reason of their business and financial experience, of evaluating the relative merits and risks of an investment in the securities, and (4) they are able to afford the loss of investment in the securities.

9. Interpretation. Wherever the context shall require, all words herein in the masculine gender shall be deemed to include the feminine or neuter gender, all singular words shall include the plural, and all plural shall include the singular.

10. Further Assurances. From and after the date of this Agreement, Assignor agrees to execute whatever additional documentation or instruments as are necessary to carry out the intent and purposes of this Agreement or to comply with any law.

11. Waiver. The failure of any Party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein, shall not be construed as a waiver or relinquishment of any other condition, promise, agreement or understanding set forth herein or of the right to insist upon strict performance of such waived condition, promise, agreement or understanding at any other time.

12. Expenses. Except as otherwise expressly provided herein, each Party hereto shall bear all costs and expenses incurred by each such Party in connection with this Agreement and in the consummation of the transactions contemplated hereby and in preparation thereof, including without limitation, fees and disbursements of counsel, financial advisors and accountants, whether or not the closing of this Agreement has occurred.

13. Amendments. This Agreement may only be amended or modified at any time, and from time to time, in writing, executed by the Parties hereto.

14. Notices. Any notice, consent, claim, demand, waiver, communication, request, reply or advice (hereinafter severally and collectively called "Notice") in this Agreement provided or permitted to be given, shall be made or be served by delivering same by overnight mail or by delivering the same by a hand-delivery service, such Notice shall be deemed given when so delivered. For all purposes of Notice, the addresses of the Parties shall be the last known address of the Party. Assignor agree to cooperate in respect of this Agreement, including reviewing and executing any document necessary for the performance of this Agreement, to comply with law or as reasonably requested by any Party hereto, or legal counsel to any party hereto. Representations of the Assignor shall survive the closing of this Agreement.

15. Headings. The paragraph headings of this Agreement are for convenience of reference only and do not form a part of the terms and conditions of this Agreement or give full notice thereof.

16. Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

17. Entire Agreement; Amendments. This Agreement contains the entire understanding between the Parties, no other representations, warranties or covenants having induced either Party to execute this

Agreement, and supersedes all prior or contemporaneous agreements with respect to the subject matter hereof. This Agreement may not be amended or modified in any manner except by a written agreement duly executed by the Party to be charged, and any attempted amendment or modification to the contrary shall be null and void and of no force or effect.

18. Joint Drafting. The Parties agree that this Agreement hereto shall be deemed to have been drafted jointly by all Parties hereto, and no construction shall be made other than with the presumption of such joint drafting.

19. Counterparts. This Agreement may be executed by the Parties hereto in one or more counterparts, each of which shall be deemed an original and which together shall constitute one and the same instrument. In lieu of the original documents, a facsimile transmission or copy of the original documents shall also be as effective and enforceable as the original.

20. Installment Payments. It is hereby agreed that in the event any Installment Payment noted above is not paid by bank transfer within 10 business days of the Due Date, for any reason, then at the option of the Assignor this Agreement may be immediately cancelled and sent to Twn Brooks Inc. in writing to reflect an assignment amount of the amount actually paid to date of cancellation. Upon cancellation of assignment made under this Agreement, the Note and the debt under the note will revert back to the Assignor and the Assignor has the right to treat this Agreement as rescinded and to revert to all its rights under the Assigned Loan Agreement. Upon the rescission of this Agreement, any installments it has paid to the Assignor shall be applied towards the Debt. The only recourse against Assignee for non-payment shall be rescission.

21. Remaining Purchase Option. The Assignee shall have a binding option (the "Option"), at its sole discretion, to purchase, through the Escrow Agent, the remaining Aggregate Principal and Accrued but Unpaid Interest in this debt held by the Assignor. The Assignee has the right to exercise its Option in one or many subsequent assignments of the remaining debt. The Option will expire in one (1) year from the Effective Date. The Assignor shall waive its right to sell, assign or dispose of any remaining Principal and Accrued but Unpaid Interest to any third party besides the Assignee during the duration of this Option.

Each of the Parties hereto has caused this Assignment and Assumption Agreement to be executed as of Effective Date below.

Effective Date: March 11, 2024

Original Issue Date of Assigned Note: November 21, 2023
Amount of Debt: $22,222.23

Payment Schedule as follows:
$20,000.00 – deposited into an escrow account pursuant to an Escrow Agreement between the Assignee and Assignor. (that consists $22,222.23 of principal)

Name of Trading Company: Ilustrato Pictures International Inc. (ILUS)
Name of Assignor: Carizzo LLC
Name of Assignee: Twn Brooks Inc.

Assignee:

Twn Brooks Inc.

By: ______________________
Print Name: Pamela G. Astrom
Its: President

Assignor:

Carizzo LLC.

____
Christopher Astrom
It's: Managing Partner

The undersigned trading company hereby joins in for the following express purposes: it hereby agrees and confirms the statements as to the past and current nature of the debt and relationship with the Assignor is true and complete, and that it approves of the Assignment stated above and has all necessary Board of Director and Shareholder approval, if any, needed.

Ilustrato Pictures International Inc.

By: ______________________
Print: Nicolas Link
Its: CEO

Effective Date: March 11, 2024